Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 2021 (June 13, 2021 as to the subsequent events described in Note 14) relating to the financial statements of Ambrx Biopharma Inc., appearing in Registration Statement No. 333-256639 on Form F-1 of Ambrx Biopharma Inc. We also consent to the reference to us under the heading “Experts” appearing in Registration Statement No. 333-256639 on Form F-1.

/s/ Deloitte & Touche LLP

San Diego, California

June 22, 2021